Exhibit 99.1

9341 Courtland Drive NE, Rockford, MI 49351 Phone (616) 866-5500
FOR IMMEDIATE RELEASE
CONTACT: Alex Wiseman
(616) 863-3974

WOLVERINE WORLDWIDE REPORTS FIRST QUARTER RESULTS
IN-LINE WITH GUIDANCE AND REAFFIRMS FULL-YEAR 2023 OUTLOOK

Portfolio optimization efforts continue - now exploring strategic alternatives for Sperry

ROCKFORD, Mich., May 10, 2023 – Wolverine World Wide, Inc. (NYSE: WWW) today reported financial results for the first quarter ended April 1, 2023.

“We are pleased with delivering first quarter results in line with guidance which included 15% constant currency revenue growth from our Active Group," said Brendan Hoffman, President and Chief Executive Officer. "Earnings results slightly exceeded our expectations and we made progress on reducing inventory. Our first quarter performance and initiatives we have in place position us to reaffirm our full-year outlook despite a challenging environment.”

Commenting on portfolio optimization, Hoffman noted, "We need to focus our efforts and investments on our Active and Work Groups, specifically our growth brands - Merrell, Saucony and Sweaty Betty. The recent sale of Keds and pending licensing of Hush Puppies will enable this focus, and these transitions are well underway. We are now exploring strategic alternatives for Sperry while we continue the foundational work needed to position the brand for long-term success."

FINANCIAL HIGHLIGHTS AND FULL-YEAR OUTLOOK

Financial results and guidance for 2023, and comparable results from 2022 for our ongoing business exclude the impact of Keds, which was sold in February 2023, and Wolverine Leathers, which is the subject of a sale process, and reflect an adjustment for the transition of our Hush Puppies North America business to a licensing model in the second half of 2023. Tables have been provided in the back of this release showing the impact of these adjustments on operating results for 2022 and 2021 assuming these events occurred on the first day of the relevant period. For visibility regarding this impact on our 2023 operating results, we will report actual results reflecting our ongoing businesses and separately report results for Keds, which will be limited to the period through February 3, 2023 and Wolverine Leathers to the extent we own and operate the business.

FIRST-QUARTER 2023 FINANCIAL HIGHLIGHTS

(in millions)	April 1, 2023	April 2, 2022	Y/Y Change	Constant Currency Change
Reported Segment Revenue Results:
Active Group	$385.9	$346.1	11.5%	15.0%
Work Group	$114.5	$138.5	(17.3)%	(17.3)%
Lifestyle Group	$85.3	$108.1	(21.1)%	(20.9)%
Other	$13.7	$22.1	(38.0)%	(38.0)%
Total Revenue	$599.4	$614.8	(2.5)%	(0.5)%
Ongoing Total Revenue	$580.4	$575.9	0.8%	2.9%
Supplemental Brand Revenue Information
Merrell	$180.3	$153.3	17.6%	20.3%
Saucony	$132.6	$109.4	21.2%	24.5%
Sperry	$62.9	$72.3	(13.0)%	(12.9)%

Wolverine	$51.7	$58.8	(12.1)%	(12.1)%
Sweaty Betty	$47.5	$53.6	(11.4)%	(3.1)%
Reported:
Gross Margin	39.4%	42.5%	(310) bps
Operating Margin	7.6%	3.2%	440 bps
Diluted Earnings Per Share	$0.23	$0.12	91.7%
Non-GAAP and Ongoing business:
Adjusted Gross Margin	40.0%	43.5%	(350) bps
Adjusted Operating Margin	5.1%	8.2%	(310) bps
Adjusted Diluted Earnings Per Share	$0.09	$0.38	(76.3)%
Constant Currency Earnings Per Share	$0.12	$0.38	(68.4)%

Revenue of $599.4 million declined 2.5% versus the prior year and declined 0.5% on a constant currency basis. Revenue from the ongoing business was $580.4 million representing constant currency growth of 2.9%.

The Company's international business was especially strong, up 12.6% or 18.0% on a constant currency basis to $249.7 million. Direct-to-Consumer revenue from the ongoing business of $124.9 million was down 7.7% compared to the prior year and down 4.4% on a constant currency basis.

Gross margin was 39.4% compared to 42.5% in the prior year reflecting the sale of higher-cost inventory due to transitory supply chain costs from 2022, the acceleration of end-of-life inventory liquidation, and increased promotions.

Selling, General & Administrative expenses were $191.0 million, net of a $20.1 million gain on the divestiture of the Keds business. Adjusted SG&A expenses of $202.7 million or 34.9% of adjusted revenue, were 45 basis points lower than the prior year.

Inventory at the end of the quarter was $725.9 million which excludes $11.2 million for held-for-sale business. Inventory was down approximately $19.0 million sequentially from the fourth quarter of fiscal 2022.

Net Debt at the end of the quarter was $1.06 billion, and liquidity was approximately $670 million. The Company's bank-defined leverage ratio was 2.8x.

FULL-YEAR 2023 OUTLOOK

"During the first quarter, we saw supply chain and working capital improvements in the business,” said Mike Stornant, Executive Vice President and Chief Financial Officer. “Importantly, we also gained more certainty on current-year cost savings from Profit Improvement Office actions and we remain on track to deliver the earnings improvements planned for this year. The trading environment is challenging, but the diversity of our portfolio and its global reach is expected to help mitigate those challenges. As a result, we are reaffirming revenue and earnings guidance for fiscal 2023.”

•Revenue from our ongoing business is expected to be in the range of $2.53 billion to $2.58 billion, representing growth of approximately 0.0% to 2.0% and constant currency growth of approximately 1.0% to 3.0%.
•Gross margin is expected to be approximately 41.3% and adjusted gross margin is expected to be approximately 42.0%
•Operating margin is expected to be approximately 8.7%, and adjusted operating margin is expected to be approximately 8.5%
•The effective tax rate is expected to be approximately 21.0%.

•Diluted earnings per share are expected to be between $1.50 to $1.70 and adjusted diluted earnings per share are expected to be between $1.40 to $1.60. These full-year EPS expectations include an approximate $0.14 negative impact from foreign currency exchange rate fluctuations.
•Diluted weighted average shares are expected to be approximately 79.3 million.
•Inventory is expected to improve by approximately $225 million by the end of the year

This outlook assumes no meaningful deterioration of current market conditions related to the impact of the COVID-19 pandemic, ongoing inflationary pressures, supply chain disruptions, changes in consumer behavior and confidence and geopolitical tensions.

NON-GAAP FINANCIAL MEASURES
Measures referred to in this release as “adjusted” financial results are non-GAAP measures that exclude environmental and other related costs net of recoveries, gain on the divestiture of the Keds business, reorganization costs and financial results from the Keds business and Wolverine Leathers business. The Company also presents constant currency information, which is a non-GAAP measure that excludes the impact of fluctuations in foreign currency exchange rates. The Company calculates constant currency basis by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to the Company's current period reported results. The Company believes providing each of these non-GAAP measures provides valuable supplemental information regarding its results of operations, consistent with how the Company evaluates performance.

The Company has provided a reconciliation of each of the above non-GAAP financial measures to the most directly comparable GAAP financial measure. The Company believes these non-GAAP measures provide useful information to both management and investors because they increase the comparability of current period results to prior period results by adjusting for certain items that may not be indicative of core operating results and enable better identification of trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

EARNINGS CALL INFORMATION
The Company will host a conference call today at 8:30 a.m. EST to discuss these results and current business trends. The conference call will be broadcast live and accessible under the “Investor Relations” tab at www.wolverineworldwide.com. A replay of the conference call will be available on the Company’s website for a period of approximately 30 days.

ABOUT WOLVERINE WORLDWIDE
Founded in 1883 on the belief in the possibility of opportunity, Wolverine World Wide, Inc. (NYSE:WWW) is one of the world’s leading marketers and licensors of branded casual, active lifestyle, work, outdoor sport, athletic, children's and uniform footwear and apparel. Through a diverse portfolio of highly recognized brands, our products are designed to empower, engage and inspire our consumers every step of the way. The Company’s portfolio includes Merrell®, Saucony®, Sweaty Betty®, Sperry®, Hush Puppies®, Wolverine®, Chaco®, Bates®, HYTEST®, and Stride Rite®. Wolverine Worldwide is also the global footwear licensee of the popular brands Cat® and Harley-Davidson®. Based in Rockford, Michigan, for 140 years, the Company's products are carried by leading retailers in the U.S. and globally in approximately 170 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com or visit us on Facebook, LinkedIn, and Instagram.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding the Company’s outlook for 2023 including: reported and constant currency revenue; reported and adjusted gross margin; reported and adjusted operating margin; effective tax rate; reported and adjusted diluted earnings per share; and reported inventory; as well as the amount and timing of transitory supply chain and excess inventory expenses and profit improvement initiative savings; and the Company’s expectations regarding factors the Company believes will mitigate the challenging trading environment. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “step,” “plans,” “predicts,” “focused,” “projects,” “outlook,” “is likely,” “expects,” “intends,” “should,” “will,” “confident,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: changes in general economic conditions, employment rates, business conditions, interest rates, tax policies, inflationary pressures and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; supply chain or other capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for contract manufacturers; the effects of pandemics, such as the COVID-19 pandemic, on the Company’s business, operations, financial results and liquidity, including the duration and magnitude of such effects, and numerous factors that the Company cannot accurately predict, including: the duration and scope of the pandemic, the negative impact on global and regional markets, unemployment rates, consumer confidence and discretionary spending, governmental action, and the effects of the pandemic on the Company’s supply chain and customers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories; the impact of seasonality and unpredictable weather conditions; increases in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; the potential breach of the Company’s databases or other systems, or those of its vendors, which contain certain personal information, payment card data or proprietary information, due to cyberattack or other similar events; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other intangibles; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these or other risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except earnings per share)

	Quarter Ended
	April 1, 2023	April 2, 2022
Revenue	$599.4	$614.8
Cost of goods sold	363.1	353.5
Gross profit	236.3	261.3
Gross margin	39.4%	42.5%

Selling, general and administrative expenses	212.0	211.3
Gain on sale of business	(20.1)	—
Environmental and other related costs, net of recoveries	(0.9)	30.4
Operating expenses	191.0	241.7
Operating expenses as a % of revenue	31.9%	39.3%

Operating profit	45.3	19.6
Operating margin	7.6%	3.2%

Interest expense, net	15.8	8.7
Other expense (income), net	1.2	(1.1)
Total other expenses	17.0	7.6
Earnings before income taxes	28.3	12.0

Income tax expense	10.3	3.6
Effective tax rate	36.3%	30.4%

Net earnings	18.0	8.4

Less: net loss attributable to noncontrolling interests	(1.0)	(1.3)
Net earnings attributable to Wolverine World Wide, Inc.	$19.0	$9.7
Diluted earnings per share	$0.23	$0.12

Supplemental information:
Net earnings used to calculate diluted earnings per share	$18.6	$9.5
Shares used to calculate diluted earnings per share	79.2	81.9

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	April 1, 2023	April 2, 2022
ASSETS
Cash and cash equivalents	$116.2	$149.6
Accounts receivables, net	251.2	370.6
Inventories, net	725.9	483.3
Current assets held for sale	22.1	—
Other current assets	87.2	74.4
Total current assets	1,202.6	1,077.9
Property, plant and equipment, net	140.5	128.4
Lease right-of-use assets	172.2	137.7
Goodwill and other indefinite-lived intangibles	743.3	1,259.8
Other noncurrent assets	158.1	142.2
Total assets	$2,416.7	$2,746.0

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and other accrued liabilities	$536.6	$567.2
Lease liabilities	39.3	35.2
Current maturities of long-term debt	10.0	10.0
Borrowings under revolving credit agreements	450.0	355.0
Total current liabilities	1,035.9	967.4
Long-term debt	720.8	729.6
Lease liabilities, noncurrent	150.9	119.3
Other noncurrent liabilities	164.6	314.4
Stockholders' equity	344.5	615.3
Total liabilities and stockholders' equity	$2,416.7	$2,746.0

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Quarter Ended
	April 1, 2023	April 2, 2022
OPERATING ACTIVITIES:
Net earnings	$18.0	$8.4
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	8.5	8.5
Deferred income taxes	(3.8)	(6.8)
Stock-based compensation expense	4.5	10.3
Pension and SERP expense	0.4	2.3
Environmental and other related costs, net of cash payments and recoveries received	(1.3)	14.1
Gain on sale of business	(20.1)	—
Other	(1.4)	2.2
Changes in operating assets and liabilities	(102.6)	(131.5)
Net cash used in operating activities	(97.8)	(92.5)

INVESTING ACTIVITIES:
Additions to property, plant and equipment	(7.3)	(7.5)
Proceeds from sale of business	81.9	—
Other	(0.1)	3.7
Net cash provided by (used in) investing activities	74.5	(3.8)

FINANCING ACTIVITIES:
Payments under revolving credit agreements	(225.0)	(37.0)
Borrowings under revolving credit agreements	250.0	167.0
Payments on long-term debt	(2.5)	(2.5)
Cash dividends paid	(8.4)	(8.4)
Purchase of common stock for treasury	—	(33.8)
Employee taxes paid under stock-based compensation plans	(5.5)	(7.1)
Proceeds from the exercise of stock options	0.1	0.8
Contributions from noncontrolling interests	—	7.0
Net cash provided by financing activities	8.7	86.0

Effect of foreign exchange rate changes	(0.3)	(1.8)
Decrease in cash and cash equivalents	(14.9)	(12.1)

Cash and cash equivalents at beginning of the year	135.5	161.7
Cash and cash equivalents at end of the quarter	$120.6	$149.6

The following tables contain information regarding the non-GAAP financial measures used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

Q1 2023 RECONCILIATION TABLES

RECONCILIATION OF REPORTED REVENUE TO ADJUSTED
REVENUE ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis 2023-Q1	Foreign Exchange Impact	Constant Currency Basis 2023-Q1	GAAP Basis 2022-Q1	Constant Currency Growth	Reported Growth
REVENUE
Active Group	$385.9	$12.0	$397.9	$346.1	15.0%	11.5%
Work Group	114.5	0.1	114.6	138.5	(17.3)%	(17.3)%
Lifestyle Group	85.3	0.2	85.5	108.1	(20.9)%	(21.1)%
Other	13.7	—	13.7	22.1	(38.0)%	(38.0)%
Total	$599.4	$12.3	$611.7	$614.8	(0.5)%	(2.5)%

RECONCILIATION OF REPORTED REVENUE
TO ADJUSTED REVENUE*
(Unaudited)
(In millions)

	GAAP Basis	Divestiture (1)	As Adjusted

Revenue - Fiscal 2023 Q1	$599.4	$19.0	$580.4

Revenue - Fiscal 2022 Q1	$614.8	$38.9	$575.9

Revenue Lifestyle Group - Fiscal 2023 Q1	$85.3	$6.5	$78.8

Revenue Lifestyle Group - Fiscal 2022 Q1	$108.1	$22.3	$85.8
(1)Q1 2023 and Q1 2022 adjustments reflect the Keds business and Wolverine Leathers business results included in the consolidated condensed statement of operations.

RECONCILIATION OF REPORTED GROSS MARGIN
TO ADJUSTED GROSS MARGIN *
(Unaudited)
(In millions)

	GAAP Basis	Divestiture (1)	As Adjusted

Gross Profit - Fiscal 2023 Q1	$236.3	$4.1	$232.2

Gross margin	39.4%		40.0%

Gross Profit - Fiscal 2022 Q1	$261.3	$10.5	$250.8

Gross margin	42.5%		43.5%
(1)Q1 2023 and Q1 2022 adjustment reflect the Keds business and Wolverine Leathers business results included in the consolidated condensed statement of operations.

RECONCILIATION OF REPORTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
TO ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES*
(Unaudited)
(In millions)

	GAAP Basis	Adjustment (1)	Divestiture (2)	As Adjusted

Selling, general and administrative expenses - Fiscal 2023 Q1	$191.0	$16.3	$(4.6)	$202.7

Selling, general and administrative expenses - Fiscal 2022 Q1	$241.7	$(30.4)	$(7.6)	$203.7
(1)Q1 2023 adjustments reflect the $20.1 million gain on the divestiture of the Keds business and $0.9 million of environmental and other related costs net of recoveries, partially offset by $4.7 million of reorganization costs. Q1 2022 adjustments reflect $30.4 million of environmental and other related costs net of recoveries.

(2)Q1 2023 and Q1 2022 adjustment reflect the Keds business and Wolverine Leathers business results included in the consolidated condensed statement of operations.

RECONCILIATION OF REPORTED OPERATING MARGIN
TO ADJUSTED OPERATING MARGIN
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	Divestiture (2)	As Adjusted

Operating Profit - Fiscal 2023 Q1	$45.3	$(16.3)	$0.5	$29.5

Operating margin	7.6%			5.1%

Operating Profit - Fiscal 2022 Q1	$19.6	$30.4	$(2.9)	$47.1

Operating margin	3.2%			8.2%
(1)Q1 2023 adjustments reflect the $20.1 million gain on the divestiture of the Keds business and $0.9 million of environmental and other related costs net of recoveries, partially offset by $4.7 million of reorganization costs. Q1 2022 adjustments reflect $30.4 million of environmental.

(2)Q1 2023 and Q1 2022 adjustment reflect the Keds business and Wolverine Leathers business results included in the consolidated condensed statement of operations.

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED
DILUTED EPS ON A CONSTANT CURRENCY BASIS*
(Unaudited)

	GAAP Basis	Adjustments (1)	Divestiture (2)	As Adjusted	Foreign Exchange Impact	As Adjusted EPS On a Constant Currency Basis

EPS - Fiscal 2023 Q1	$0.23	$(0.15)	$0.01	$0.09	$0.03	$0.12

EPS - Fiscal 2022 Q1	$0.12	$0.29	$(0.03)	$0.38
(1)Q1 2023 adjustment reflects the gain on the divestiture of the Keds business and environmental and other related costs net of recoveries, partially offset by reorganization costs. Q1 2022 adjustment reflect environmental and other related costs net of recoveries.

(2)Q1 2023 and Q1 2022 adjustment reflect the Keds business and Wolverine Leathers business results included in the consolidated condensed statement of operations.

RECONCILIATION OF REPORTED INVENTORY
TO ADJUSTED INVENTORY*
(Unaudited)
(In millions)

	GAAP Basis	Divestiture (1)	As Adjusted

Inventory - 2023 Q1	$725.9	$—	$725.9

Inventory - 2022 Q4	$745.2	$—	$745.2

Inventory - 2022 Q3	$880.9	$42.1	$838.8

Inventory - 2022 Q2	$639.5	$33.8	$605.7

Inventory - 2022 Q1	$483.3	$32.0	$451.3
(1)Q1 2023 and Q1 2022 adjustments reflect the Keds business and Wolverine Leathers business inventory included in the consolidated condensed balance sheet.

QUARTERLY REPORTED INVENTORY
AND ADJUSTED INVENTORY*
(Unaudited)
(In millions)

	Q1	Q2 (1)	Q3 (1)	Q4 (1)

Inventory - 2023	$725.9	$675.0	$570.0	$520.0

Inventory - 2022	$451.3	$605.7	$838.8	$745.2

Percentage Change	60.8%	11.4%	(32.0)%	(30.2)%
(1)Q2 2023, Q3 2023 and Q4 2023 represent the Company's reported inventory outlook for each period end.

DIVESTITURE
FINANCIAL SUMMARY
(Unaudited)
(In millions, except per share amounts)

In order to provide visibility regarding the anticipated financial impact of the divestitures, the Company has provided additional information within the supplemental table below. The items included in the tables represent amounts that are reflected in the fiscal 2022 and 2021 results that we do not expect to reoccur in following fiscal years. The Company believes providing the following information is helpful to better understand the impact to the Company's go forward business.

	Q1	Q2	Q3	Q4	2022 Full-Year
Revenue - Impact
Keds business (1)	$20.4	$24.0	$21.3	$17.1	$82.8
Wolverine Leathers business (2)	18.5	17.7	14.0	8.4	58.6
Hush Puppies (3)	—	—	6.4	4.9	11.3
Total Revenue - Impact	$38.9	$41.7	$41.7	$30.4	$152.7

Operating profit - Impact
Keds business (1)	$1.5	$0.6	$0.3	$(0.9)	$1.5
Wolverine Leathers business (2)	1.4	1.7	0.9	0.4	4.4
Hush Puppies (3)	—	—	(0.3)	(1.4)	(1.7)
Total Operating profit - Impact	$2.9	$2.3	$0.9	$(1.9)	$4.2

Net earnings per share - Impact	$0.03	$0.02	$0.01	$(0.02)	$0.04

	Q1	Q2	Q3	Q4	2021 Full-Year
Revenue - Impact
Keds business (1)	$24.0	$30.2	$21.5	$16.8	$92.5
Wolverine Leathers business (2)	10.2	17.7	11.5	13.2	52.6
Hush Puppies (3)	—	—	6.2	5.2	11.4
Total Revenue - Impact	$34.2	$47.9	$39.2	$35.2	$156.5

Operating profit - Impact
Keds business (1)	$2.2	$2.7	$(2.1)	$(1.3)	$1.5
Wolverine Leathers business (2)	0.3	1.0	0.5	0.7	2.5
Hush Puppies (3)	—	—	(0.1)	(1.0)	(1.1)
Total Operating profit - Impact	$2.5	$3.7	$(1.7)	$(1.6)	$2.9

Net earnings per share - Impact	$0.03	$0.04	$(0.02)	$(0.02)	$0.03
(1) The Keds® business line item reflects the revenue and operating profit from sale of Keds® products that will not reoccur after the Company's first period in fiscal 2023 as a result of the sale of the global Keds® business effective February 4, 2023.
(2) The Wolverine Leathers business line item reflects revenue and operating profit from the Wolverine Leathers business that will not reoccur after the Wolverine Leathers business is sold. The Company is currently in an active process to sell the Wolverine Leathers business.
(3) The Hush Puppies® line item represents financial results associated with the Hush Puppies® United States and Canada operations prior to the planned transition from a wholesale model to a license model on July 1, 2023, net of estimated license revenue.

2023 GUIDANCE RECONCILIATION TABLES
RECONCILIATION OF REPORTED GUIDANCE TO ADJUSTED TO GUIDANCE,
REPORTED DILUTED EPS GUIDANCE TO ADJUSTED DILUTED EPS
GUIDANCE AND SUPPLEMENTAL INFORMATION*
(Unaudited)
(In millions, except earnings per share)

	GAAP Basis	Divestiture Adjustments (1)	Other Adjustments (2)	As Adjusted

Revenue - Fiscal 2023 Full Year	$2,596 - $2,646	$(63)		$2,533 - $2,583

Gross Margin - Fiscal 2023 Full Year	41.3%	0.7%		42.0%

Operating Margin - Fiscal 2023 Full Year	8.7%	0.1%	(0.3)%	8.5%

Dilutive EPS - Fiscal 2023 Full Year	$1.50 - $1.70	$(0.03)	$(0.07)	$1.40 - $1.60

Fiscal 2023 Full Year Supplemental information:

Net Earnings	$121 - $138	$(3)	$(5)	$113 - $130

Net Earnings used to calculate diluted earnings per share	$119 - $135	$(3)	$(5)	$111 - $127

Shares used to calculate diluted earnings per share	79.3			79.3
(1)2023 adjustments reflect financial results for the Keds® business and Wolverine Leathers.
(2)2023 adjustments reflect estimated gain from the sale of the Keds® business partially offset by estimated environmental and other related costs net of recoveries and reorganization costs.

*To supplement the consolidated condensed financial statements presented in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company describes what certain financial measures would have been if environmental and other related costs net of recoveries, gain on the divestiture of the Keds business, reorganization costs and financial results from the Keds business and Wolverine Leathers business were excluded. The Company believes these non-GAAP measures provide useful information to both management and investors by increasing comparability to the prior period by adjusting for certain items that may not be indicative of the Company's core ongoing operating business results and to better identify trends in the Company's ongoing business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to the Company's current period reported results.

Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures are found in the financial tables above.

The supplemental information included below about transitory supply chain expenses and profit improvement initiative savings are intended to show the quarterly timing of the the impact of these items. The transitory costs are more prominent in the first half of the year and the cost savings are more prominent in the back half the year.

TRANSITORY SUPPLY CHAIN AND
EXCESS INVENTORY EXPENSES - 2023 IMPACT
(Unaudited)
(In millions)

	Costs from 2022 that will be expensed in 2023	Expected additional expense in 2023	Total Impact on 2023	Q1	Q2	Q3	Q4

Gross Profit Impact	$45.0	$20.0	$65.0	$23.0	$21.0	$21.0	$—

Selling, general and administrative Impact	$3.0	$2.0	$5.0	$2.0	$2.0	$1.0	$—

Operating Profit Impact	$48.0	$22.0	$70.0	$25.0	$23.0	$22.0	$—

PROFIT IMPROVEMENT INITIATIVES
2023 SAVINGS IMPACT
(Unaudited)
(In millions)

	Total Savings in 2023	Q1	Q2	Q3	Q4

Gross Profit Benefit	$20.0	$3.0	$5.0	$5.0	$7.0

Selling, general and administrative Benefit	$45.0	$5.0	$8.0	$15.0	$17.0

Operating Profit Benefit	$65.0	$8.0	$13.0	$20.0	$24.0